                                                                   EXHIBIT 10.2

                              CONTRACT OF PURCHASE



          THIS CONTRACT OF PURCHASE (hereinafter "Contract") is made as of September 26, 2000 between EAST BOWLES, L.L.C., a Virginia limited liability company, whose address is Post Office Box 4706, Martinsville, Virginia 24115, owner of record of the Property sold herein (the "Seller"), and ETOYS DISTRIBUTION, L.L.C., whose address is 3100 Ocean Park Boulevard, Santa Monica, California 90405 and/or its designee (the "Purchaser").

     1. REAL PROPERTY. Purchaser agrees to buy and Seller agrees to sell all of Seller's right, title and interest in and to all of the land and all improvements thereon and appurtenances thereto (the "Property"), located in Blairs Magisterial District, Pittsylvania County, Virginia, and described as follows:

ALL that certain parcel of land situate in Blairs Magisterial District, Pittsylvania County, Virginia, containing 163.018 acres and located on Toy Lane (State Road No. 1123), all as more particularly shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry & Davis, Inc. (File No. V 2224 B) to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia (the "Clerk's Office"); and being, in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr., and Judith R. Rogers, husband and wife, by deed dated October 16, 1996, recorded in the Clerk's Office in Deed Book 1057, at page 548;

together with a non-exclusive joint use sewer easement over the single-shaded area shown and being known and designated as Exhibit C Detail containing 0.063 acres, plus or minus, on that certain Plat of Survey for eToys Distribution, L.L.C., dated June 14, 2000 and last revised September 18, 2000 prepared by Dewberry and Davis, Inc., Registered Land Surveyor ("Survey"), attached hereto as Exhibit "D," said Plat to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia on the Settlement Date; and

together with a non-exclusive easement over the area described on Exhibit "E" for the benefit of the Property for ingress to and egress from the Property ("Toy Lane Easement"). Seller and Purchaser acknowledge and agree that the Toy Lane Easement shall cease and be of no further force or effect upon the re-dedication of the Toy Lane Easement area to the State of Virginia for roadway purposes at the expiration or earlier termination of that certain Deed of Lease dated May 10, 1999, by and between Seller and eToys Inc., as such may have heretofore or hereafter be amended from time to time ("Lease").

     2. PURCHASE PRICE. The purchase price of the Property is (i) One Million and No/100 Dollars ($1,000,000.00) plus interest thereon at the rate of eight percent (8%) per annum commencing on March 21, 2000 and continuing through and including the Settlement Date plus (ii) an amount equal to $11,150.00 for purchase of the Lot Line Adjustment Property (collectively, the "Purchase Price"), which shall be paid to Seller at settlement by certified or cashier's check, or wired funds, subject to any prorations described herein.

     3. SETTLEMENT AGENT AND POSSESSION. Settlement shall be made at the offices of Purchaser's attorney ("Settlement Agent") on or before September 29, 2000 ("Settlement Date"). The Settlement Date may only be changed with the written consent of the Purchaser and the Seller. "Settlement" shall be deemed to have occurred when the General Warranty Deed referenced in Section 5 below, is recorded. Possession of the Property shall be delivered by Seller to Purchaser upon the Settlement.

     4. REPRESENTATIONS OF SELLER. The Seller makes the following representations and warranties to Purchaser: Seller is duly organized as a limited liability company under the laws of the Commonwealth of Virginia and has the power and authority to enter into the transactions contemplated by this Contract and to carry out its obligations hereunder and by proper action has duly authorized the execution and delivery of, and the performance under, this Contract. Seller further represents, warrants and covenants to Purchaser that
(a) as of February 23, 2000, the Property was properly subdivided as a 161.925 acre parcel in conformity with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances applicable to the Property ("Laws") and zoned so as to permit access to the occupancy and operation of the Property for Purchaser's intended use as a warehouse/office/distribution facility (other than Purchaser's occupancy and construction, Seller is not aware of any other changed circumstances); (b) there are no title matters and no rights of any third parties which will or may prevent, hinder or restrict Purchaser's intended uses or occupancy of the Property, except as which may result from Purchaser's possession of the Property and its construction thereon, and Seller owns fee simple title to the Property free and clear of all liens and encumbrances, except those items disclosed in that certain policy of title insurance and endorsement thereto issued by Stewart Title Guaranty Company under Policy No. 0-9995-007878 and any items resulting from Purchaser's occupation of and construction on the Property ("Permitted Encumbrances"), and has not entered into any other leases, options, unrecorded contracts to acquire or lease or any similar or related agreements or instruments related to the Property; (c) except as permitted by law, Seller shall not take any future actions or omissions with respect to the Property, including without limitation, any actions which affect title and/or zoning of the Property which will interfere with, prohibit, restrict or adversely affect Purchaser's permitted use of or access to the Property; (d) there are no judicial, quasi-judicial, administrative or other orders, injunctions, moratoria, or pending or threatened proceedings against Seller or the Property which preclude or interfere with or would preclude or interfere with, the occupancy and use of the Property for Purchaser's intended uses; (e) Seller has received no written notice of violation of any federal, state, county or municipal or other governmental agency, law, ordinance, regulation, or a rule or requirement relating to the Property and that the Property complies with all applicable Laws; (f) to Seller's knowledge, there are no events or circumstances existing, threatened or planned which would prohibit or materially interfere with Purchaser's intended use, occupancy and development of the Property as a warehouse/office/distribution facility; (g) as of February 23, 2000, the Property was a separate legal parcel containing 161.925 acres, properly subdivided under applicable Laws (other than Purchaser's occupancy and construction, Seller is not aware of any other changed circumstances); and (h) as of February 23, 2000, no Hazardous Materials (as hereinafter defined) had been used, discharged, dumped, spilled or stored on or about the Property and Seller has received no notice and has no knowledge of any such condition on the Property (other than Purchaser's occupancy and construction, Seller is not aware of any other changed circumstances); Seller hereby agrees that if any claim is ever made against Purchaser relating to Hazardous Materials at or around the Property, whether or not such Hazardous Materials are present as of the date hereof or are hereafter discovered on the Property (unless introduced by Purchaser or Purchaser's employees, servants, agents, contractors, assignees, licensees, invitees or successors or any third party not related to Seller), all costs of removal, disposal and remediation incurred by, all liability imposed upon and all damages suffered by Purchaser directly or indirectly arising out of the same shall be borne by Seller, and Seller agrees to indemnify, defend, protect and hold Purchaser harmless from and against all such costs, losses, liabilities and damages, including, without limitation, all third-party claims (including sums paid in settlement thereof, with or without legal proceedings) for personal injury or property damage and other claims, actions, administrative proceedings, judgments, penalties, fines, costs, liabilities, losses, attorneys' fees and expenses (through all levels of proceedings), consultants and experts fees and all costs incurred in enforcing this indemnity. The foregoing indemnification of Purchaser by Seller includes, without limitation, costs incurred in connection with any necessary investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water or, under or about the Property, except to the extent caused by actions of Purchaser or its employees, servants, agents, contractors, assignees, licensees, invitees or successors. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Property not caused by Purchaser or its employees, servants, agents, contractors, assignees, licensees, invitees or successors results in the contamination of the Property or any part thereof or causes the Property to be in violation of any Laws, Seller shall promptly take all actions at its sole expense as are necessary to return the Property to the condition it was in before the introduction of any such Hazardous Material. In taking any such actions, Seller shall use best efforts to minimize any interference with Purchaser's use of and access to the Property and shall reasonably schedule such actions with Purchaser. The representations, warranties and indemnities contained in this paragraph shall survive the purchase of the Property by Purchaser or any person or entity who takes an assignment of such rights. Seller's representations and warranties made in this
Section 4 shall be continuously true and correct as of the Settlement with the same force and effect as if remade by Seller in a separate certificate at that time. The truth and accuracy of Seller's representations and warranties made herein shall constitute a condition for the benefit of Purchaser to this Contract and shall survive, and shall not merge into, the Settlement or the recordation of the General Warranty Deed. Seller hereby agrees to indemnify, defend, protect and hold Purchaser harmless against and from all losses, damages, liabilities, penalties, costs, suits, judgments, liens and expenses, including without limitation, reasonable legal fees and disbursements, incurred by Purchaser relating to the acts, occurrences or matters the existence or occurrence of which constitute a violation of one or more representations, warranties or covenants of Seller hereunder. As used herein, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances, or wastes, including (i) any material, substances or wastes that are toxic, ignitable, corrosive or reactive and that are regulated by any local governmental authority, any agency of the Commonwealth of Virginia, or any agency of the United States government; (ii) asbestos; (iii) petroleum and petroleum-based products; (iv) urea formaldehyde foam insulation; (v) polychlorinated biphenyls ("PCBs"); (vi) freon and other chlorofluorocarbons;
(vii) those designated as hazardous substances pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 USCS Sections 6901, et seq., and (viii) those designated as hazardous substances pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Recovery Act, 42 USCS Sections 9601, et seq.

     5.   SETTLEMENT.

          (i) On or prior to the Settlement Date, Seller shall deposit with the Settlement Agent (1) a duly executed and acknowledged General Warranty Deed conveying the Property to Purchaser in the form attached hereto as Exhibit "A" and incorporated herein by this reference, (2) a certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in, the Transferor's Certificate of Non-Foreign Status ("FIRPTA Certificate") attached hereto as Exhibit "C" and incorporated herein by the reference setting forth Seller's address and federal tax identification number and certifying that Seller is a "United States Person" and that Seller is not a "foreign person" in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1954, as amended, and any regulations promulgated thereunder, (3) the applicable IRS form 1099, and
     (4) such proof of Seller's authority and authorization to enter into this Contract and consummate the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be required by "Title Company," as that term is defined below, or Purchaser. Purchaser shall be responsible for obtaining and paying for such additional surveys or examination of title as Purchaser may deem necessary.


          (ii) On or prior to the Settlement Date, Purchaser shall deposit with the Settlement Agent the Purchase Price pursuant to Section 2 above and such amounts necessary to cover Purchaser's share of prorations.


          (iii) At Settlement, the executed General Warranty Deed shall be delivered to Purchaser and the Purchase Price shall be delivered to Seller after deduction of such recording costs of the General Warranty Deed as are customary for grantors or sellers to pay under Virginia law, brokerage commissions and Seller's share of prorations. The Settlement shall not occur unless and until Stewart Title Guaranty Company ("Title Company") is in a position to issue the title insurance policy described in Section 7 below, showing title to the Property vested of record in Purchaser (or its assignee or nominee), subject only to Permitted Exceptions. Seller, at its sole cost and expense, shall cause any parcels being purchased by Purchaser hereunder to be separate legal parcels properly subdivided under applicable laws.

     6. EXPENSES AND PRORATIONS. Seller agrees to pay the costs of preparing the General Warranty Deed, FIRPTA Certificate and the applicable IRS Form 1099, the recordation tax applicable to grantors, and the Seller's attorney fees. Except as otherwise agreed herein, all other expenses incurred in connection with the Contract and the transaction set forth herein, including, without limitation, title examination costs, insurance premiums, survey costs, recording costs, loan document preparation costs and fees of Purchaser's attorney, shall be borne by Purchaser. All taxes and assessments, if any, shall be prorated as of March 21, 2000. All interest, rent and mortgage insurance, if any, shall be prorated as of Settlement.

     7. TITLE. At Settlement, Seller shall convey to Purchaser good and marketable fee simple title to the Property by the General Warranty Deed, subject only to then current real estate taxes and assessments constituting liens not then due or payable, the exceptions attached hereto as Exhibit "B" and/or matters disclosed on the Survey, but specifically excluding any monetary liens or encumbrances ("Permitted Exceptions"). If a defect is found which can be remedied by legal action within a reasonable time, Seller shall, at Seller's expense, promptly take such action as is necessary to cure the defect. If Seller, acting in good faith, is unable to have such defect corrected within sixty (60) days after notice of such defect is given to Seller, then this Contract may be terminated by Purchaser or Purchaser may choose to close this Contract and exercise any and all of its rights and remedies at law and in equity resulting from such failure to properly deliver the Property. Purchaser may, at its sole option, extend the date for Settlement to the extent necessary for Seller to comply with this Section but not longer than 60 days.

     8. CONDITION OF PROPERTY. Seller shall take no actions which affect the Property without the prior written approval of Purchaser, which shall not be unreasonably withheld, including without limitation, Seller shall not enter into any lease or occupancy agreement, construct any improvements, grant any easements or similar rights, apply for any entitlements, transfer or agree to transfer any right, title or interest in or to the Property to any party or take any other action which could affect Purchaser's purchase, use or development of the Property.

     9. DELIVERIES. Seller shall deliver all written information with respect to the Property which is in Seller's possession within ten (10) days following the date hereof.

     10. DAMAGE OR DESTRUCTION. Except for any damage or destruction attributable to the activities of Purchaser or Purchaser's agents, employees or contractors, in the event that prior to the Settlement Date, the Property or any improvements thereon are destroyed or materially damaged, Seller shall bear the risk of loss therefor, and Purchaser may elect to cancel the purchase or may purchase the Property at the purchase price set forth herein less the amount by which such damage or destruction has decreased the fair market value of the Property.

     11. CONDEMNATION. If, before the Settlement Date, either Seller or Purchaser receives notice of any condemnation or eminent domain proceeding, the party receiving the notice shall promptly notify the other party of that fact. Purchaser may elect either to proceed with the purchase contemplated by the purchase option or to terminate the option within fifteen (15) days after the date the notice is received. If Purchaser proceeds with the purchase in accordance with all the terms of the option, all condemnation proceeds shall be paid to Purchaser (or assigned to Purchaser if not then yet collected).

     12. NOTICE TO SELLER. Any notice required or permitted to be given to Seller shall be in writing and be deemed to have been properly given upon mailing the same by certified or registered mail, return receipt requested, or Federal Express or other reputable overnight courier, with postage prepaid or by facsimile transmission to Seller, c/o Stanley W. Bowles Corporation, Post Office Box 4706, Martinsville, Virginia 24115-4706, Attention: President, facsimile no.
(540) 632-7624, and to John L. Gregory, III, Young, Haskins, Mann, Gregory & Smith, 400 Starling Avenue, Martinsville, Virginia 24114-0072, facsimile no.
(540) 638-1214. Seller reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Purchaser.

     13. NOTICE TO PURCHASER. Any notice required or permitted to be given to Purchaser shall be in writing and be deemed to have been properly given upon mailing the same by certified or registered return receipt requested, or Federal Express or other reputable overnight courier, with postage prepaid or by facsimile transmission to eToys Distribution, L.L.C., c/o 9141 U.S. Highway 29, Blairs, Virginia 24527, facsimile no. (804) 835-1101, Attention: Property Manager and 3100 Ocean Park Boulevard, Santa Monica, California, facsimile no.
(310) 664-8562, Attn: General Counsel, with a copy to Richard L. Miller, Greenwald, Pauly, Foster & Miller, 1299 Ocean Avenue, Suite 400, Santa Monica, California 90401, facsimile no. (310) 395-5961. Purchaser reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Seller.

     14. DRAINAGE AND SEWER EASEMENT. Upon the conveyance of the Property to Purchaser, Seller will retain the following:


               (a) a drainage easement as shown on the Survey ("Drainage Easement"); and


               (b) a 20' wide sewer easement extending from the western margin of Seller's retained parcel known as Tract 3 in a westerly direction to the new sewer line on the Property as shown on the Survey ("Sewer Easement"). Thus, in addition to sewer connection points already located on the Property, there will be a total of at least three (3) more sewer connection points serving Tract 3 and Seller's retained parcel known as Tract 2 ("Bowles' Residual Tracts") permanently available for use by Seller and its successors and assigns:


                    (i) the connection point shown on the Survey below the "Existing Pond;"


                    (ii) the connection point available to the Bowles' Residual
               Tracts established in accordance with the sewer easement area adjacent to Toy Lane; and


                    (iii) the existing retained sewer easement leading from the southwesterly margin of Tract 3 across the Property; and

               (c) Purchaser shall bear the expense of removing the existing sanitary holding tank located adjacent to Toy Lane in the area described in subparagraph (b)(ii) above and the cost of connection of the sewer lines from the facilities on the property leased by Purchaser pursuant to the Lease ("Leased Property") and the Property to the connection points described in subparagraphs (b)(i) and (b)(ii) above and the cost of constructing and connecting the sewer lines on the Leased Property and the Property to the public sewer system; and


               (d) Seller shall bear the cost of constructing and connecting any sewer lines on the Bowles Residual tracts to the connection points described above and any sewer line across the existing retained sewer easement leading from the southwesterly margin of Tract 3 across the Property.

     15. ENTIRE AGREEMENT. This Contract constitutes the entire understanding between the parties and shall be conclusively deemed to supersede all prior written or verbal communications between the parties. This Contract may not be modified or terminated unless in writing, signed by the parties to this Contract.

     16. FURTHER ASSURANCES. Purchaser and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their good faith efforts to accomplish the Settlement in accordance with the provisions hereof.

     17. WAIVERS. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

     18. GOVERNING LAW. This Contract is to be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia, United States of America, which shall be deemed to have personal jurisdiction over the parties.

     19. AUTHORITY. The individuals signing this Contract on behalf of the Seller and the Purchaser, respectively, expressly warrant and represent personally that he has full power and authority so to act on behalf of his principal.

     20. ATTORNEYS' FEES. In the event either party shall be required to commence or defend any action or proceeding against the other party by reason of any breach or claimed breach of any provision of this Contract, to commence or defend any action or proceeding in any way connected with this Contract or to seek a judicial declaration of rights under this Contract, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party's reasonable and actual attorneys' fees and costs through all levels of proceedings.

     21. BINDING EFFECT. This Contract shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns, except as expressly set forth hereinabove.

     22. PARTIAL INVALIDITY. If any provisions of this Contract or the application thereof to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Contract and its application to other persons or circumstances shall not be affected by such partial invalidity but shall be enforced to the fullest extent permitted by law as though such invalid or unenforceable provisions was never a part hereof.

     23. COUNTERPARTS. This Contract may be executed in one or more identical counterparts, and as so executed by all parties hereto shall constitute a single instrument for purposes of the effectiveness of this Contract.

     24. ARBITRATION. The parties agree that any dispute arising out of this Contract shall be submitted to binding arbitration before a single arbitrator in Charlottesville, Virginia, under the auspices of the American Arbitration Association. The prevailing party in such proceeding shall be entitled to recover the costs of such proceedings, including reasonable attorneys' fees, as determined by the arbitrator.

     25. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Contract.

     26. CONFIDENTIALITY. Except as may be required by subpoena or other legal requirement or for the purposes of or except as may be reasonably required in connection with the sale of the Property, all information learned by or disclosed to Seller with respect to Purchaser's business (including without limitation, a copy of this Contract and the terms hereof and payments due hereunder) shall be kept strictly confidential by Seller, Seller's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for Seller's confidential internal purposes) or disclosed to others by Seller, or Seller's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Purchaser, which Purchaser may withhold in its sole and absolute discretion. Any and all information conveyed to the media and/or the business community, whether in the form of informal or formal discussion, press releases, direct mail or other broadly distributed announcements regarding discussions, negotiations, purchase by Purchaser, occupancy by Purchaser or such subsequent agreements between Purchaser and Seller concerning this Contract shall be conveyed exclusively by Purchaser (this includes any and all contact with print or broadcast reports, as well as paid advertising).

     27. SALES COMMISSIONS. Seller and Purchaser each represent that it has not dealt with any broker or agent in connection with the negotiation, execution, or delivery of this Contract, except for Binswanger Southern (N.C.), Inc. ("Binswanger"), and Cresa Partners, LLC ("Cresa"). Seller shall pay to Cresa a commission equal to Twenty-Five Thousand and No/100 Dollars ($25,000.00), and Binswanger shall be paid by Seller a sales commission as provided in its listing agreement with Seller dated July 28, 1998, less the aforesaid sales commission to Cresa and less any prepaid but unearned sales commissions. Seller shall pay the brokerage commissions owing to Cresa pursuant to this Contract and Cresa shall be a third party beneficiary hereof. The commissions owing to Cresa and Binswanger in connection with a sale of the Property shall be deducted from the purchase price and paid at the closing.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.


                                     SELLER:

                                     EAST BOWLES, L.L.C., a Virginia limited
                                     liability company

                                     Stanley W. Bowles Corporation, Manager


                                     BY: /s/ BARRY A. BOWLES
                                        ---------------------------------------
                                        Its: President


                                     PURCHASER:

                                     eTOYS DISTRIBUTION, L.L.C.,
                                     a Delaware limited liability company


                                     BY: /s/ PETER M. JUZWIAK
                                        ---------------------------------------
                                        Its: Assistant Secretary and Assistant
                                             Treasurer

COMMONWEALTH OF VIRGINIA
CITY OF MARTINSVILLE, TO-WIT:




     The foregoing was acknowledged before me, this ______ day of_____________, 2000, by ____________________________, the _______________ of Stanley W. Bowles
Corporation, the Manager of East Bowles, L.L.C., a Virginia limited liability company.

     My commission expires: _________________



                                    ------------------------------------------
                                                 NOTARY PUBLIC








STATE OF CALIFORNIA
COUNTY OF LOS ANGELES, TO-WIT:


     On ________________________ before me, _____________________________, personally appeared __________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



                                    ------------------------------------------
                                                 NOTARY PUBLIC
                                              State of California

                                    My Commission Expires:
                                                          --------------------

                                                     Taxpayer Identification No.
                                                                  Part 125-A-53B

                                   EXHIBIT "A"

                              GENERAL WARRANTY DEED


eTOYS DISTRIBUTION, L.L.C.,
A DELAWARE LIMITED LIABILITY COMPANY

FROM:   DEED

EAST BOWLES, L.L.C.,
A VIRGINIA LIMITED LIABILITY COMPANY

     THIS DEED, made and executed as of the 26th day of September, 2000, by and between EAST BOWLES, L.L.C., a Virginia limited liability company, grantor and party of the first part, and eTOYS DISTRIBUTION, L.L.C., a Delaware limited liability company, grantee and party of the second part:

     WITNESSETH: That for and in consideration of the sum of One Million Eleven Thousand One Hundred Fifty Dollars ($1,011,150.00) cash in hand paid by the party of the second part to the party of the first part and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the said party of the first part does hereby bargain, sell, grant and convey, in fee simple, with general warranty of title, unto the party of the second part, the following, to-wit:

          ALL that certain parcel of land situate in Blairs Magisterial District, Pittsylvania County, Virginia, containing 163.018 acres and located on Toy Lane (State Road No. 1123), all as more particularly shown on Plat of Survey
          For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry & Davis, Inc. (File No. V 2224 B) to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia (the "Clerk's Office"); and being, in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr., and Judith R. Rogers, husband and wife, by deed dated October 16, 1996, recorded in the Clerk's Office in Deed Book 1057, at page 548;

          together with a non-exclusive joint use sewer easement over the single-shaded area shown and being known and designated as Exhibit C Detail containing 0.063 acres, plus or minus, on that certain Plat of Survey for eToys Distribution, L.L.C., dated June 14, 2000 and revised September 7, 2000 prepared by Dewberry and Davis, Inc., Registered Land Surveyor, attached hereto as Exhibit "A," said Plat to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia on the Settlement Date; and

          together with a non-exclusive easement over the area described on Exhibit "B" for the benefit of the Property for ingress to and egress from the Property ("Toy Lane Easement"). Seller and Purchaser acknowledge and agree that the Toy Lane Easement shall cease and be of no further force or effect upon the re-dedication of the Toy Lane Easement area to the State of Virginia for roadway purposes at the expiration or earlier termination of that certain Deed of Lease dated May 10, 1999, by and between Seller and eToys Inc., as such may have heretofore or hereafter be amended from time to time ("Lease");

          But reserving therefrom for the benefit of Tract 1 as shown on Exhibit "A," the proposed 20' storm drain easement (10' each side of centerline) along existing branch as shown on Exhibit "A" and reserving therefrom for the benefit of Tract 3 as shown on Exhibit "A," the ability to hook-up to the 20' wide sewer easement at the connection point shown on Exhibit "A" below the "Existing Pond."

     The property herein described is being conveyed subject to items shown on Exhibit "C" attached hereto. Specific reference is hereby made to the aforesaid deed and plat for a more particular description of the property herein conveyed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.

                           GRANTOR:

                           EAST BOWLES, L.L.C., a Virginia limited liability company

                           BY: Stanley W. Bowles Corporation, a Virginia
                                corporation, Manager of East Bowles, L.L.C.

                           BY:
                              -----------------------------------
                               President



------------------------------------
Secretary

                                   EXHIBIT "A"
                                       TO
                                   EXHIBIT "A"

                                 PLAT OF SURVEY


                                [ATTACHED HERETO]

                                   EXHIBIT "B"
                                       TO
                                   EXHIBIT "A"

                                TOY LANE EASEMENT


     All that certain property sixty feet in width and .19 mile in length being that portion of Toy Lane (State Road 1123) which was abandoned by Resolution No. 200-06-29 of the Board of Supervisors of Pittsylvania County, Virginia. Said easement area begins at the terminus of the existing right of way of Toy Lane (0.7 mile west of the intersection of Toy Lane with U. S. Highway No. 29) and extends approximately .19 mile to the boundary line of the 163.08 acre tract as shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry and Davis, a copy of which is to be recorded contemporaneously herewith.

                                   EXHIBIT `C"
                                       TO
                                   EXHIBIT "A"

                              PERMITTED EXCEPTIONS


1. Taxes subsequent to December 31, 1999. Taxes for the year of 2000 are a lien, not yet due and payable. Subject to supplemental taxes.

2. Easements to C & P Telephone of Virginia dated February 4, 1977 of record in the aforesaid Clerk's office in Deed Book 631 at Page 769.

3. Easement to Virginia Electric and Power Company dated April 22, 1976 of record in the aforesaid Clerk's Office in Deed Book 623 at Page 175.

4. Easement to Virginia Electric and Power Company dated December 11, 1996 of record in the aforesaid Clerk's Office in Deed Book 1064 at Page 788.

5. Easement to Virginia Electric and Power Company dated July 8, 1999 of record in the aforesaid Clerk's Office in Deed Book 1167 at Page 260.

6. Abandoned Old Communications Line Crossing Property of record in Map Book 43, at Page 237E.

7. Creek Crossing property and rights of others in and to the continued and uninterrupted flow thereto of record in Map Book 43 at Page 237E.

8. Property line follows right of way of Southern Railway on the West of record in Map Book 43 at Page 237E.

9. Proposed 20' utility easement to be dedicated to PCSA of record in Map Book 43 at Page 237E.

10. Approximate location of existing detention pond of record in Map Book 43 at Page 237E.

11. Easement 40' along easterly property line to be dedicated to PCSA of record in Map Book 43 at Page 237E.

12. Title to any portion of the property within the bounds of any road or highway.

13.  Encroachment of improvements outside title lines.

14. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or any overlapping of improvements or other boundary or location disputes.

15. Deed of Trust from NC Land, LLC, a California limited liability company securing RELOAN.TOYS LLC in the amount of $14,500,000.00.

16.  A)   portion of property in within Flood Hazard Zone A.

     B)   30 foot utility easement along Toy Lane.

     C)   40 foot utility easement along Toy Lane.

     D)   Proposed 20 foot sanitary sewer easement.

     E)   100" x 100" sanitary sewer pump station.

     F)   utility pole with underground utility at pump station.

     G)   20 foot sanitary sewer easement.

     H)   overhead utility.

     I)   existing 30 foot Vepco utility easement.

     J)   40 foot easement along portion of eastern boundary line.

     K)   encroachment of barn.

          as shown on Survey by Dewberry & Davis dated September 18, 2000.

                                   EXHIBIT "B"

                              PERMITTED EXCEPTIONS



1. Taxes subsequent to December 31, 1999. Taxes for the year of 2000 are a lien, not yet due and payable. Subject to supplemental taxes.

2. Easements to C & P Telephone of Virginia dated February 4, 1977 of record in the aforesaid Clerk's office in Deed Book 631 at Page 769.

3. Easement to Virginia Electric and Power Company dated April 22, 1976 of record in the aforesaid Clerk's Office in Deed Book 623 at Page 175.

4. Easement to Virginia Electric and Power Company dated December 11, 1996 of record in the aforesaid Clerk's Office in Deed Book 1064 at Page 788.

5. Easement to Virginia Electric and Power Company dated July 8, 1999 of record in the aforesaid Clerk's Office in Deed Book 1167 at Page 260.

6. Abandoned Old Communications Line Crossing Property of record in Map Book 43, at Page 237E.

7. Creek Crossing property and rights of others in and to the continued and uninterrupted flow thereto of record in Map Book 43 at Page 237E.

8. Property line follows right of way of Southern Railway on the West of record in Map Book 43 at Page 237E.

9. Proposed 20' utility easement to be dedicated to PCSA of record in Map Book 43 at Page 237E.

10. Approximate location of existing detention pond of record in Map Book 43 at Page 237E.

11. Easement 40' along easterly property line to be dedicated to PCSA of record in Map Book 43 at Page 237E.

12. Title to any portion of the property within the bounds of any road or highway.

13.  Encroachment of improvements outside title lines.

14. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or any overlapping of improvements or other boundary or location disputes.

15. Deed of Trust from NC Land, LLC, a California limited liability company securing RELOAN.TOYS LLC in the amount of $14,500,000.00.

16.  A)   portion of property in within Flood Hazard Zone A.

     B)   30 foot utility easement along Toy Lane.

     C)   40 foot utility easement along Toy Lane.

     D)   Proposed 20 foot sanitary sewer easement.

     E)   100" x 100" sanitary sewer pump station.

     F)   utility pole with underground utility at pump station.

     G)   20 foot sanitary sewer easement.

     H)   overhead utility.

     I)   existing 30 foot Vepco utility easement.

     J)   40 foot easement along portion of eastern boundary line.

     K)   encroachment of barn.

          as shown on Survey by Dewberry & Davis dated September 18, 2000.

                                   EXHIBIT "C"

                          AFFIDAVIT PURSUANT TO FOREIGN
                      INVESTMENT AND REAL PROPERTY TAX ACT



     The undersigned hereby declares that the name, address and United States taxpayer identification number of the owner of the real property described in EXHIBIT "A" attached hereto and incorporated herein by reference is as follows:

     NAME AND ADDRESS                                   I.D. NUMBER

     EAST BOWLES, L.L.C., a Virginia limited            _________________
     liability company
     Post Office Box 4706
     Martinsville, Virginia 24115

     The owner is a corporation organized and existing under the laws of the State of Virginia, and as such, is not a foreign citizen or entity.

     The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.


                      EAST BOWLES, L.L.C.,
                      a Virginia limited liability company


                      By:
                         -----------------------------------------
                      Name:
                           ---------------------------------------
                      Title:
                           ---------------------------------------

                                   EXHIBIT "A"
                                       TO
                                   EXHIBIT "C"

                                LEGAL DESCRIPTION


ALL that certain parcel of land situate in Blairs Magisterial District, Pittsylvania County, Virginia, containing 163.018 acres and located on Toy Lane (State Road No. 1123), all as more particularly shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry & Davis, Inc. (File No. V 2224 B) to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia (the "Clerk's Office"); and being, in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr., and Judith R. Rogers, husband and wife, by deed dated October 16, 1996, recorded in the Clerk's Office in Deed Book 1057, at page 548

                                   EXHIBIT "D"

                                 PLAT OF SURVEY


                                [ATTACHED HERETO}

                                   EXHIBIT "E"

                                TOY LANE EASEMENT

     All that certain property sixty feet in width and .19 mile in length being that portion of Toy Lane (State Road 1123) which was abandoned by Resolution No. 200-06-29 of the Board of Supervisors of Pittsylvania County, Virginia. Said easement area begins at the terminus of the existing right of way of Toy Lane (0.7 mile west of the intersection of Toy Lane with U. S. Highway No. 29) and extends approximately .19 mile to the boundary line of the 163.08 acre tract as shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry and Davis, a copy of which is to be recorded contemporaneously herewith.






                                       1